UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

World Energy Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-136528	04-3474959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On October 30, 2009, the Company entered into an agreement with Bond Capital, Ltd. (“Bond”), a strategic partner of the Company, for the purchase of up to US$2.5 million of the Company’s common stock. Pursuant to the agreement, a purchasing entity, an affiliate of Bond, will acquire US$1.0 million of World Energy’s common stock at US$2.97 per share. The Company has agreed to offer the additional US$1.5 million in Company shares on the same terms to Bond or its designee, with the price to be determined at the time of investment, through December 31, 2009. Proceeds from the transaction will be used for general corporate purposes, including supporting the Company’s growth initiatives. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)      Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date:       November 5, 2009

By:  /s/ James Parslow

James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 5, 2009